UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ASSURED GUARANTY MUNICIPAL HOLDINGS INC.

(Formerly known as Financial Security Assurance Holdings Ltd.)

(Exact name of registrant as specified in its charter)

New York	13-3261323
(Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

31 West 52nd Street New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: Not applicable (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6-7/8% Quarterly Interest Bonds due 2101	New York Stock Exchange LLC
6.25% Notes due 2102	New York Stock Exchange LLC
5.60% Notes due 2103	New York Stock Exchange LLC

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.                                                           Description of Registrant’s Securities to be Registered

A description of the Registrant’s 6-7/8/% Quarterly Interest Bonds due 2101  to be registered hereby is contained in the “Description of Debt Securities” set forth in the Prospectus dated February 23, 2000 and in the “Description of the Bonds” set forth in the Prospectus Supplement dated December 12, 2001, filed as part of the Registrant’s Registration Statement Number 333-92985 under the Securities Act of 1933, as amended (the “Securities Act”) and such descriptions are incorporated herein by reference.

A description of the Registrant’s 6.25/% Notes due 2012 to be registered hereby is contained in the “Description of Debt Securities” set forth in the Prospectus dated October 16, 2002 and in the “Description of the Notes” set forth in the Prospectus Supplements dated November 6, 2002 and November 22, 2002, filed as part of the Registrant’s Registration Statement Number 333-100401 under the Securities Act and such descriptions are incorporated herein by reference.

A description of the Registrant’s 5.60/% Notes due 2013 to be registered hereby is contained in the “Description of Debt Securities” set forth in the Prospectus dated October 16, 2002 and in the “Description of the Notes” set forth in the Prospectus Supplement dated July 17, 2003, filed as part of the Registrant’s Registration Statement Number 333-100401 under the Securities Act and such descriptions are incorporated herein by reference.

Item 2.                                                           Exhibits.

Exhibit Number	Description of Exhibit
1

Amended and Restated Trust Indenture dated as of February 24, 1999 (the “Amended and Restated Senior Indenture”) between the Registrant and U.S. Bank National Association, as successor to Wachovia Bank, National Association, as successor by merger to First Union National Bank, as trustee (the “Trustee”) (Previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3 (Reg. No. 333-74165), and incorporated herein by reference)

2

Form of 6 7/8% Quarterly Interest Bond Securities due December 15, 2101. (Previously filed as Exhibit 2 to the Registrant’s Current Report on Form 8-K (Commission File No. 1-12644) dated December 12, 2001 (the “December 2001 Form 8-K”), and incorporated herein by reference)

3

Officers’ Certificate pursuant to Sections 2.01 and 2.03 of the Amended and Restated Senior Indenture. (Previously filed as Exhibit 3 to the December 2001 Form 8-K, and incorporated herein by reference)

4

Form of 6.25% Notes due 2102. (Previously filed as Exhibit 3 to the Registrant’s Current Report on Form 8-K (Commission File No. 1-12644) dated November 6, 2002 and filed November 25, 2002 (the “November 2002 Form 8-K”), and incorporated herein by reference)

5

Officers’ Certificate pursuant to Sections 2.01 and 2.03 of the Amended and Restated Senior Indenture. (Previously filed as Exhibit 4 to the November 2002 Form 8-K, and incorporated herein by reference)

6

Form of 5.60% Notes due 2103. (Previously filed as Exhibit 2 to the Registrant’s Current Report on Form 8-K (Commission File No. 1-12644) dated July 17, 2003 and filed July 30, 2003 (the “July 2003 Form 8-K”), and incorporated herein by reference)

7	Officers’ Certificate pursuant to Sections 2.01 and 2.03 of the Amended and Restated Senior Indenture. (Previously filed as Exhibit 3 to the July 2003 Form 8-K, and incorporated herein by reference)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 30, 2010	ASSURED GUARANTY MUNICIPAL HOLDINGS INC.

	By:	/s/ James M. Michener
James M. Michener
General Counsel